Exhibit 4(g)

                      AMERICAN ELECTRIC POWER COMPANY, INC.

                                       AND

                              THE BANK OF NEW YORK,
                                   as Trustee

                             -----------------------

                          ______ SUPPLEMENTAL INDENTURE

                         Dated as of ____________, ____

                                       TO

                                    INDENTURE

                             Dated as of May 1, 2001

                             -----------------------

     ______ SUPPLEMENTAL INDENTURE, dated as of the ______ day of __________,
____ (the "______ Supplemental Indenture"), between AMERICAN ELECTRIC POWER COMPANY, INC., a corporation duly organized and existing under the laws of the State of New York (hereinafter sometimes referred to as the "Company"), and THE BANK OF NEW YORK, a New York corporation, as trustee (hereinafter sometimes referred to as the "Trustee") under the Indenture dated as of May 1, 2001 between the Company and the Trustee (the "Indenture"); all terms used and not defined herein are used as defined in the Indenture.

     WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of its unsecured promissory notes or other evidences of indebtedness (the "Notes"), said Notes to be issued from time to time in series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered thereunder as in the Indenture provided; and

     WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Notes (said series being hereinafter referred to as the "Series _ Notes"), the form and substance of such Series _ Notes and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this ______ Supplemental Indenture; and

     WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this ______ Supplemental Indenture, and all requirements necessary to make this ______ Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Series _ Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

     NOW THEREFORE, in consideration of the purchase and acceptance of the Series _ Notes by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Series _ Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                   ARTICLE ONE
                         GENERAL TERMS AND CONDITIONS OF
                               THE SERIES _ NOTES

     SECTION 1.01. There shall be and is hereby authorized a series of Notes designated the "Series _ Notes", in an aggregate principal amount to $____________, which amount shall be as set forth in the Company Order for the authentication and delivery of Series _ Notes pursuant to Section 2.04 of the Indenture. The Series _ Notes shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on ____________, ____, and shall be issued in the form of registered Series _ Notes without coupons.

     [SECTION 1.02. Except as provided in Section 2.11(c) of the Indenture, the Series _ Notes shall be issued initially in the form of a Global Note in an aggregate principal amount equal to all outstanding Series _ Notes, to be registered in the name of the Depository, or its nominee, and delivered by the Trustee to the Depository for crediting to the accounts of its participants pursuant to the instructions of the Company. The Company shall execute a Global
Note in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery as hereinabove and in the Indenture provided. Payments on the Series _ Notes issued as a Global Note will be made to the Depository. The Depository for the Series _ Notes shall be The Depository Trust Company, New York, New York.]

     SECTION 1.03. If, pursuant to the provisions of Section 2.11(c) of the Indenture, the Series _ Notes are issued in certificated form, principal, premium, if any, and interest on the Series _ Notes will be payable, the transfer of such Series _ Notes will be registrable and such Series _ Notes will be exchangeable for Series _ Notes bearing identical terms and provisions at the office or agency of the Company only upon surrender of such certificated Series _ Note and such other documents as required by the Indenture; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Note Register.

     SECTION 1.04. Each Series _ Note shall bear interest at the rate of ______% per annum from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum, payable [semi-annually] in arrears on each ________ 1 and ________ 1 (each, an "Interest Payment Date"), commencing on
____________, ____. Interest (other than interest payable on redemption or maturity) shall be payable to the person in whose name such Series _ Note or any predecessor Series _ Note is registered at the close of business on the regular record date for such interest installment. The regular record date for such interest installment shall be the close of business on the business day next preceding that Interest Payment Date; except that if, pursuant to the provisions of Section 2.11(c) of the Indenture, the Series _ Notes are no longer represented by a Global Note, the regular record date for such interest installment shall be the close of business on the ________ __ or ________ __ (whether or not a business day) next preceding the Interest Payment Date. Interest payable on redemption or maturity shall be payable to the person to whom the principal is paid. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name the Series _ Note (or one or more Predecessor Notes) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of the Series _ Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series _ Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series _ Notes is not a business day, then payment of interest payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

                                   ARTICLE TWO
                        REDEMPTION OF THE SERIES _ NOTES

     SECTION 2.01. The Company shall have the right to redeem the Series _ Notes, in whole or in part, from time to time, at the time and redemption price set forth in the form of Note contained in Exhibit A hereto. Any redemption pursuant to this Section will be made upon not less than 30 nor more than 60 days' notice. If the Series _ Notes are only partially redeemed pursuant to this Section, the Notes will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, that if at the time of redemption, the Series _ Notes are registered as a Global Note, the Depository shall determine by lot the principal amount of such Series _ Notes held by each Series _ Noteholder to be redeemed.

                                  ARTICLE THREE

                              FORM OF SERIES _ NOTE

     SECTION 3.01. The Series _ Notes and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the form of Exhibit A hereto.

                                  ARTICLE FOUR
                        ORIGINAL ISSUE OF SERIES _ NOTES

     SECTION 4.01. Series _ Notes in the aggregate principal amount of $____________ may, upon execution of this ______ Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon a Company Order, signed by its Chairman of the Board, its President, any Vice President, its Treasurer or its Assistant Treasurer and its Secretary or Assistant Secretary, without any further action by the Company.

                                  ARTICLE FIVE
                            MISCELLANEOUS PROVISIONS

     SECTION 5.01. Except as otherwise expressly provided in this ______ Supplemental Indenture or in the form of Series _ Note or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of Series _ Note that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

     SECTION 5.02. The Indenture, as supplemented by this ______ Supplemental Indenture, is in all respects ratified and confirmed, and this ______ Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

     SECTION 5.03. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this ______ Supplemental Indenture.

     SECTION 5.04. This ______ Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this ______ Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                           AMERICAN ELECTRIC POWER COMPANY, INC.


                                           By:
                                                --------------------------------
                                                           Treasurer

Attest:

-------------------------
   Assistant Secretary

                              THE BANK OF NEW YORK,
                                   as Trustee


                                                        By:
                                                           ---------------------
                                                               Vice President

Attest:


-------------------------
Trust Officer

State of Ohio              }
County of Franklin         }  ss:

     On this ______ day of __________, ____, personally appeared before me, a Notary Public within and for said County in the State aforesaid, A. A. Pena and Thomas G. Berkemeyer, to me known and known to me to be respectively Treasurer and Assistant Secretary of AMERICAN ELECTRIC POWER COMPANY, INC., one of the corporations named in and which executed the foregoing instrument, who severally acknowledged that they did sign and seal said instrument as such Treasurer and Assistant Secretary for and on behalf of said corporation and that the same is their free act and deed as such Treasurer and Assistant Secretary, respectively, and the free and corporate act and deed of said corporation.

     In Witness Whereof, I have hereunto set my hand and notarial seal this ____ day of __________, ____.

[Notarial Seal]


                          ---------------------
                          Name: Mary M. Soltesz
                          Notary Public, State of Ohio
                          My Commission Expires 7-13-04

State of                   }
County of                  }  ss:

     Be it remembered, that on this ______ day of __________, ____, personally appeared before me the undersigned, a Notary Public within and for said County and State, THE BANK OF NEW YORK, one of the corporations named in and which executed the foregoing instrument, by _______________, one of its Vice Presidents, and by _______________, one of its Trust Officers, to me known and known by me to be such Vice President and Trust Officer, respectively, who severally duly acknowledged the signing and sealing of the foregoing instrument to be their free act and voluntary deed, and the free act and voluntary deed of each of them as such Vice President and Trust Officer, respectively, and the free act and voluntary deed of said corporation, for the uses and purposes therein expressed and mentioned.

     In Witness Whereof, I have hereunto set my hand and notarial seal this ______ day of __________, ____.

[Notarial Seal]


                                            ---------------------
                                            Name:
                                            Notary Public, State of ____________
                                            My Commission Expires_______________

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein. Except as otherwise provided in Section 2.11 of the Indenture, this Security may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor Depository or to a nominee of such successor Depository.

No.   __

                      AMERICAN ELECTRIC POWER COMPANY, INC.
           $____________ [ %] Senior Notes, Series _ due ____________

CUSIP:  __________                        Original Issue Date:  ________________

Stated Maturity:  __________              Interest Rate:  ____%

Principal Amount:  $____________

Redeemable:       Yes  [ ]               No  [ ]
In Whole:         Yes  [ ]               No  [ ]

In Part:          Yes  [ ]               No  [ ]

     AMERICAN ELECTRIC POWER COMPANY, INC., a corporation duly organized and existing under the laws of the State of New York (herein referred to as the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the Principal Amount specified above on the Stated Maturity specified above, and to pay interest on said Principal Amount from the Original Issue Date specified above or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually in arrears on __________ and __________ in each year, commencing __________, ____, at the Interest Rate per annum specified above, until the Principal Amount shall have been paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, as provided in the Indenture, as hereinafter defined, shall be paid to the Person in whose name this Note (or one or more Predecessor Securities) shall have been registered at the close of business on the Regular Record Date with respect to such Interest Payment Date, which shall be the __________ or __________ (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date, provided that interest payable on the Stated Maturity or any redemption date shall be paid to the Person to whom principal is paid. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid as provided in said Indenture.

     If any Interest Payment Date, any redemption date or Stated Maturity is not a Business Day, then payment of the amounts due on this Note on such date will be made on the next succeeding Business Day, and no interest shall accrue on such amounts for the period from and after such Interest Payment Date, redemption date or Stated Maturity, as the case may be, with the same force and effect as if made on such date. The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest (other than interest payable on the Stated Maturity or any redemption date) may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Note Register.

     This Note is one of a duly authorized series of Notes of the Company (herein sometimes referred to as the "Notes"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of May 1, 2001 duly executed and delivered between the Company and The Bank of New York, a corporation organized and existing under the laws of the State of New York, as Trustee (herein referred to as the "Trustee") (such Indenture, as originally executed and delivered and as thereafter supplemented and amended being hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto or Company Orders reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. By the terms of the Indenture, the Notes are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This Note is one of the series of Notes designated on the face hereof.

     This Note may be redeemed by the Company at its option, in whole at any time or in part from time to time, upon not less than thirty but not more than sixty days' previous notice given by mail to the registered owners of the Note at a redemption price equal to the greater of (i) 100% of the principal amount of the Note being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Note being redeemed (excluding the portion of any such interest accrued to the date of redemption) discounted (for purposes of determining present value) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points, plus, in each case, accrued interest thereon to the date of redemption.

     "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

     "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for
     U. S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such third Business Day, the Reference Treasury Dealer Quotation for such redemption date.

     "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company and reasonably acceptable to the Trustee.

     "Reference Treasury Dealer" means a primary U. S. government securities dealer in New York City selected by the Company and reasonably acceptable to the Trustee.

     "Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at or before 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

     The Company shall not be required to (i) issue, exchange or register the transfer of any Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the outstanding Notes of the same series and ending at the close of business on the day of such mailing, nor (ii) register the transfer of or exchange of any

Notes of any series or portions thereof called for redemption. This Global Note is exchangeable for Notes in definitive registered form only under certain limited circumstances set forth in the Indenture.

     In the event of redemption of this Note in part only, a new Note or Notes of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender of this Note.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance by the Company with certain conditions set forth therein.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Notes of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the Indenture, without the consent of the holder of each Note then outstanding and affected; (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, or reduce the percentage of Notes, the holders of which are required to waive any default and its consequences, without the consent of the holder of each Note then outstanding and affected thereby; or (iii) modify any provision of Section 6.01(c) of the Indenture (except to increase the percentage of principal amount of securities required to rescind and annul any declaration of amounts due and payable under the Notes), without the consent of the holder of each Note then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes of all series at the time outstanding affected thereby, on behalf of the Holders of the Notes of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Notes of such series. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered holder hereof on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company as may be designated by the Company accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and any Note Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Note Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Note Registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

     IN WITNESS WHEREOF, the Company has caused this Note to be executed.

                                           AMERICAN ELECTRIC POWER COMPANY, INC.


                                           By:
                                               ---------------------------------

Attest:

By:
    ------------------------------

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Notes of the series of Notes designated in accordance with, and referred to in, the within-mentioned Indenture.

Dated:
         -----------------

THE BANK OF NEW YORK


By:
    ---------------------------
    Authorized Signatory

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE)

---------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------
(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
----------------------------------------------------------------
ASSIGNEE) the within Note and all rights thereunder, hereby
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irrevocably constituting and appointing such person attorney to
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transfer such Note on the books of the Issuer, with full
----------------------------------------------------------------
power of substitution in the premises.

Dated:
       ------------------------              -----------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and NOTICE: Signature(s) must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program

                  ("STAMP"), the Stock Exchange Medallion Program ("SEMP") or the New York Stock Exchange, Inc. Medallion Signature Program ("MSP").